AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1998
                                                REGISTRATION NO. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BUSH BOAKE ALLEN INC.
             (Exact Name of Registrant as Specified in Its Charter)

    VIRGINIA                                                 13-2560391
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                                7 MERCEDES DRIVE
                           MONTVALE, NEW JERSEY 07645
          (Address, including Zip Code, of Principal Executive Offices)

                          DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                                JULIAN W. BOYDEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              BUSH BOAKE ALLEN INC.
                                7 MERCEDES DRIVE
                           MONTVALE, NEW JERSEY 07645
                                 (201) 391-9870
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             ----------------------

                                 With a copy to:
                              WARREN J. CASEY, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 966-6300

                         CALCULATION OF REGISTRATION FEE

----------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          Title of                   Amount             Proposed Maximum       Proposed Maximum           Amount of
       Securities to                  to be              Offering Price            Aggregate            Registration
       be Registered              Registered(1)           Per Share(2)          Offering Price               Fee
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------

  Common Stock, $1.00 Par            100,000              $29.03125              $2,903,125             $856.42
           Value

   Total Registration Fee                                                                               $856.42
----------------------------- ---------------------- ----------------------- ---------------------- ----------------------


    (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued pursuant to anti-dilution provisions contained in the Directors' Stock Option Plan.

    (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h)(1) and Rule 457(c) based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 7, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information

        Not filed with this Registration Statement.

ITEM 2. Registrant Information and Employee Plan Annual Information

        Not filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. Incorporation of Documents by Reference.

         The following documents filed by Bush Boake Allen Inc. ("BBA" or the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:


         1. Registrant's Annual Report on Form 10-K for the year ended December 25, 1997, filed on March 20, 1998.

         2. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 25, 1998, filed on May 8, 1998.

         3. The Description of Registrant's Capital Stock contained in Registration Statement on Form S-1, No. 33-76180.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. Description of Securities.

         Not applicable.


ITEM 5. Interests of Named Experts and Counsel.

         Not applicable.


ITEM 6. Indemnification of Directors and Officers.

         The Bylaws of BBA provide that each person who now is, was or hereafter becomes a director or officer shall be indemnified by BBA against liabilities and expenses reasonably incurred by or imposed on such person, including liabilities arising under the Securities Act of 1933, in connection with any action, suit or proceeding in which such person was, is or is threatened to be made a party by reason of such person now or hereafter being or having been a director or officer of BBA, only if (i) such person acted in relation to such matters in a manner such person believed, in the case of conduct in his official capacity, to be in the best interests of BBA, and in all other cases his conduct was at least not opposed to BBA's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, (ii) in connection with a proceeding by or in the right of BBA, such person was not adjudged liable to BBA and (iii) in connection with any proceeding charging improper benefit to such person, whether or not involving his official capacity, he was adjudged liable on the basis that personal benefit was improperly received by him. Such rights of indemnification are in addition to any other rights to which any such person may otherwise be entitled. In addition, directors have indemnification contracts with BBA that provide for substantially similar indemnification as that provided for by the Bylaws.

         The Virginia Stock Corporation Act also provides that a corporation may indemnify any officer or director against loss and expense reasonably incurred in connection with a civil suit or proceeding to which such person is a party by reason of being such officer of director, on condition such person acted in good faith and believed his conduct was in the corporation's best interest in the case of conduct in this official capacity, or, in all the other cases, believed his conduct was not opposed to the best interests of the corporation. With respect to a criminal proceeding, a corporation may indemnify an officer or director under the same conditions as set forth above if such person had no reasonable cause to believe his conduct was unlawful. With respect to suits brought by or in the right of the corporation to which an officer or director is adjudged liable, indemnification may be made only if a court determines such person is fairly and reasonably entitled to indemnification in view of the relevant circumstances, provided any such indemnification shall be limited to reasonable expenses incurred.

         BBA maintains both Directors and Officers liability and Corporate Reimbursement insurance which provides for payments on behalf of the Director and Officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act of 1933, for acts or omissions by such persons while acting as Directors or Officers.

         The directors of BBA, Julian W. Boyden, Peter L. Acton, Thomas R. Crane, Jr., L. Robert Pfund, James M. Reed, George J. Sella, Jr. and William H. Trice, are all parties to indemnity agreements with BBA. These director indemnity agreements provide that BBA will indemnify the director if he becomes a party to any proceeding by reason of the fact that he is or was a director of BBA.

         BBA and Union Camp Corporation ("Union Camp") have entered into an agreement whereby each party will indemnify the other party against liabilities relating to the business of the indemnifying party as it has been conducted prior to the initial public offering of BBA's common stock, including Union Camp's agreement to indemnify BBA against all liabilities relating to the operations and business of BBA's Jacksonville facility at any time up to and including December 31, 1986, after which date the Jacksonville facility was operated as part of BBA.


ITEM 7. Exemption from Registration Claimed.

         Not applicable.


ITEM 8. Exhibits.

         5 Opinion of Pitney, Hardin, Kipp & Szuch, as to the legality of the securities being registered.

         23(a)    Consent of Price Waterhouse LLP.

         23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

         24       Power of Attorney (included on signature page hereto).

         99       Directors' Stock Option Plan.


   ITEM 9.           Undertakings.

         1.   The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey, on this 11th day of May, 1998.

                              BUSH BOAKE ALLEN INC.


    JULIAN W. BOYDEN                    FRED W. BROWN, JR.                    KENNETH M. MCHUGH
By:______________________            By:______________________            By:_____________________
   Julian W. Boyden                     Fred W. Brown, Jr.                    Kenneth M. McHugh
   Chairman, President and              Vice President, Finance and           Controller
   Chief Executive Officer              Chief Financial Officer               (Principal Accounting Officer)
   (Principal Executive Officer)        (Principal Financial Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Julian W. Boyden, Fred W. Brown, Jr. and Kenneth M. McHugh, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming what said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                              Title                                Date


   JULIAN W. BOYDEN
   __________________________                                                    May 11, 1998
   Julian W. Boyden                Chairman, President and Chief Executive
                                     Officer, President, and Director
                                      (Principal Executive Officer)
   FRED W. BROWN, JR.
   __________________________                                                    May 11, 1998
   Fred W. Brown, Jr.               Vice President, Finance and Chief
                                          Financial Officer
                                    (Principal Financial Officer)
   KENNETH M. MCHUGH
   __________________________                                                    May 11, 1998
   Kenneth M. McHugh             Controller (Principal Accounting Officer)

   PETER L. ACTON
   __________________________                                                    May 11, 1998
   Peter L. Acton                           Director

   THOMAS R. CRANE, JR.
   __________________________                                                    May 11, 1998
   Thomas R. Crane, Jr.                     Director

   L. ROBERT PFUND
   __________________________                                                    May 11, 1998
   L. Robert Pfund                          Director

   JAMES M. REED
   __________________________                                                    May 11, 1998
   James M. Reed                  Director, Vice Chairman of the Board

   GEORGE J. SELLA, JR.
   __________________________                                                    May 11, 1998
   George J. Sella, Jr.                     Director

   WILLIAM H. TRICE
   __________________________                                                    May 11, 1998
   William H. Trice                         Director

                                INDEX TO EXHIBITS

   Exhibit No.       Description


         5        Opinion of Pitney, Hardin, Kipp & Szuch.

         23(a)    Consent of Price Waterhouse LLP.

         23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 hereto).

         24       Power of Attorney (included on signature page hereto).

         99       Directors' Stock Option Plan.